Exhibit 10.2

AMENDMENT TO CLINICAL RESEARCH COLLABORATION AGREEMENT

This Amendment (“Amendment”), effective as of the last signature below, hereby amends the Clinical Research Collaboration Agreement (“Agreement”), which was effective November 15, 2012, by and between CYTODYN INC., a Colorado corporation principally located at 1111 Main Street, Suite 660, Vancouver, Washington 98660 (“Company”), and Philadelphia Health & Education Corporation d/b/a DREXEL UNIVERSITY COLLEGE OF MEDICINE, having an office located at 1601 Cherry Street, Suite 10627, Philadelphia, PA 19102 (“Institution”).

WHEREAS, Company and Institution have entered into the Agreement to provide for the supply of PRO 140 for the below Studies;

Grant Number	Funding Agency	Study Title
7U01AI095085-02	NIAID	Long-Acting, Self-Administered HIV Therapy with the CCR5 Antibody PRO 140 (“NIAID Study”)
5R01Da029663-03	NIDA	Long-Acting HIV Therapy for Injection Drug Users (“NIDA Study”)

WHEREAS Company and Institution are concurrently entering into a Clinical Trial Agreement (the “CTA”) and wish to further amend the Agreement with regard to the transfer of certain IND responsibilities from Company to Institution;

NOW, THEREFORE, in consideration of the mutual promises contained herein and in the CTA and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto promise and agree as follows:

1. All capitalized terms not defined herein have the same meanings as those in the Agreement.

2. The last paragraph of Section 2 is hereby deleted in its entirety.

3. Section 3 is hereby deleted in its entirety.

4. The excerpt “to maintain the IND for PRO 140 and” contained in the first sentence of Section 4 is hereby deleted.

5. Section 5.B (Confidential Information) is hereby deleted in its entirety and replaced with the following. The remaining sentences of Section 5 (Confidential Information) shall remain the same.

B. Obligation of Confidentiality and Non-Use. For a period of five (5) years from the Effective Date, the receiving party shall not disclose Confidential Information to any third party except Study Sites and Institution’s own officers, directors, trustees, employees, agents fulfilling obligations herein and shall not use such Confidential Information for any purpose except to fulfill obligations herein. Institution shall bind Study Sites to confidentiality and non-use obligations under a signed, written agreement. The obligations of nondisclosure and non-use shall not apply to Confidential Information that:

a.	is or becomes public knowledge through no fault of the receiving party;

b.	is lawfully made available to the receiving party by an independent third party;

c.	is already known or possessed by the receiving party at the time of disclosure provided that such prior knowledge or possession can be properly demonstrated;

d.	is independently developed by the receiving party or its employees or agents without reliance on the Confidential Information provided such independent development can be properly demonstrated; or

e.	is required by law, regulation, rule, act, or order of any governmental authority or agency to be disclosed by receiving party, which notice of such requirement shall be timely provided to allow the disclosing party to seek a protective order or other similar order. The receiving party shall reasonably cooperate with the disclosing party and shall only disclose Confidential Information to the extent necessary to comply with such law, regulation, rule, act or order.

6. The fifth sentence of Section 6 is revised to read as follows:

“Institution hereby assigns to Company all right, title and interest in and to Company Inventions, without royalty or any other consideration, including any patent rights, copyright rights, or other intellectual property rights.”

7. Any and all provisions of the Agreement not expressly modified hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned duly authorized representatives of the parties have executed this Amendment.

CytoDyn Inc.		Philadelphia Health and Education Corporation d/b/a Drexel University College of Medicine

/s/ Nader Pourhassan		/s/ Kenny J. Simansky
Print Name:	Nader Pourhassan, Ph.D.	Print Name:	Kenny J. Simansky, Ph.D.
Date:	2/7/14	Date:	2/10/14
Title:	President & CEO	Title:	Vice Dean for Research